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                                                                    Exhibit 10.5

                      SEVERANCE PAY PLAN FOR KEY EMPLOYEES
                                       OF
                           BELDEN & BLAKE CORPORATION

                  1. GENERAL STATEMENT OF PURPOSE. With the high level of corporate acquisition and restructuring activity over the past several years, employees are understandably concerned about their careers and their personal financial security. As a result, even rumors of acquisitions and restructuring cause employees to consider major career changes in an effort to assure financial security for themselves and their families.

                  This Severance Pay Plan for Key Employee of Belden & Blake Corporation (the "Plan") is designed to assure fair treatment of Key Employees (as defined below) in the event of a Change in Control (as defined below). In such circumstances, it would permit Key Employees to make critical career decisions in an atmosphere free of time pressure and financial uncertainty, increasing their willingness to remain with Belden & Blake Corporation (the "Corporation") notwithstanding the outcome of a possible Change in Control.

                  2. EFFECTIVE AND TERMINATION DATES. The Plan shall be effective as of October 1, 1996 (the "Effective Date"). The
Plan will automatically terminate on December 31, 1998 (the
"Termination Date"), if there has been no Change in Control prior to such date.

                  3. DEFINITIONS. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates otherwise:

                  a. AVERAGE INCENTIVE PAY. The term "Average Incentive Pay" shall mean an amount which is the greater of (i) the average amount of Incentive Pay awarded to the Key Employee for the three calendar years immediately prior to the Key Employee's termination of employment (whether or not paid in such calendar years) or (ii) the amount of the most recent award of Incentive Pay.

                  b. BASE SALARY. The term "Base Salary" shall mean, with respect to each Key Employee, the annual base compensation of such Key Employee at the rate in effect immediately prior to the Change in Control or at such higher rate as may be in effect immediately prior to the Key Employee's termination of employment. "Base Salary" shall include any portion of the Key Employee's annual base compensation the receipt of which the Key Employee has elected to defer.





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                  c. BOARD. The term "Board" shall mean the board of directors of the Corporation.

                  d. CAUSE. The term "Cause" shall mean that, prior to any termination of employment pursuant to Section 4.b., the Key Employee shall have committed:

                        i) an intentional act of fraud, embezzlement or
                  theft in connection with his duties or in the course of his employment with the Company;

                      (ii) intentional wrongful damage to property of
                  the Company; or

                     (iii) intentional wrongful disclosure of secret
                  processes or confidential information of the Company;

         and any such act shall have been materially harmful to the Company or any Subsidiary. For purposes of the Plan, no act or failure to act on the part of the Key Employee shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done or omitted to be done by the Key Employee not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Key Employee shall not be deemed to have been terminated for "Cause" hereunder unless and until there shall have been delivered to the Key Employee a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the Board then in office at a meeting of the Board called and held for such purpose, after reasonable notice to the Key Employee and an opportunity for the Key Employee, together with his counsel (if the Key Employee chooses to have counsel present at such meeting), to be heard before the Board, finding that, in the good faith opinion of the Board, the Key Employee had committed an act constituting "Cause" as herein defined and specifying the particulars thereof in detail. Nothing herein will limit the right of the Key Employee or his beneficiaries to contest the validity or propriety of any such determination.

                  e. CHANGE IN CONTROL. The term "Change in Control" shall mean the occurrence of any of the following events:

                       (i) The Corporation is merged, consolidated or
                  reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding Voting Stock of the corporation or person surviving such merger, consolidation or reorganization,





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                  immediately after such transaction, are beneficially held, directly or indirectly, in the aggregate by the beneficial holders of Voting Stock of the Corporation immediately prior to such transaction;

                      (ii) The Corporation sells or otherwise transfers all or
                  substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than a majority of the combined voting power of the then-outstanding Voting Stock of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Corporation immediately prior to such sale or transfer;

                     (iii) There is a report filed on Schedule 13D or Schedule
                  14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 25% or more of the combined voting power of the then-outstanding Voting Stock of the Corporation;

                      (iv) The Corporation files a report or proxy statement
                  with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Corporation has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

                       (v) If, during any period of two consecutive years,
                  individuals who at the beginning of any such period constitute the directors of the Corporation cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause each director who is first elected, or first nominated for election by the Corporation's stockholders, by a vote of at least two-thirds of the directors of the Corporation (or a committee thereof) then still in office who were directors of the Corporation at the beginning of any such period will be deemed to have been a director of the Corporation at the beginning of such period.







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         Notwithstanding the foregoing provisions of Paragraph (iii) or (iv) of this Subsection, unless otherwise determined in a specific case by majority vote of the Board, a "Change in Control" shall not be deemed to have occurred for purposes of Paragraph (iii) or (iv) of this Subsection solely because (A) the Corporation, (B) a Subsidiary, (C) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, (D) any person or group of which employees of the Company control a greater than 25% interest unless the Board determines that such person or group is making a "hostile acquisition", or (E) any person or group of which the Executive is an affiliate either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 25% or otherwise, or because the Corporation reports that a change in control of the Corporation has occurred or will occur in the future by reason of such beneficial ownership.

                  f. CODE. The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  g. COMMITTEE. The term "Committee" shall mean the Compensation Committee of the Board.

                  h. COMPANY. The term "Company" shall mean the Corporation and its Subsidiaries.

                  i. EXCHANGE ACT. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  j. INCENTIVE PAY. The term "Incentive Pay" shall mean the annual compensation and award (whether paid in cash or stock and regardless or any election to defer actual payment of all or any portion of such award, but not including stock options) allocated to a Key Employee pursuant to any incentive compensation plans and arrangements of the Company. "Incentive Pay" shall include the stock portion of the profit-sharing payment contributed by the Company to the Belden & Blake Corporation 401(k) Profit Sharing Plan.

                  k. KEY EMPLOYEE. The term "Key Employee" shall mean any employee of the Company who is identified on Exhibit A hereto. Notwithstanding the foregoing, employees who would otherwise be Key Employees shall not be Key Employees for purposes of the Plan if they have entered into an employment agreement, severance agreement or similar arrangement with the Company providing for the payment of severance




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         compensation in specified circumstances following a Change in Control.
         In addition, the term "Key Employee" shall include such other employees of the Company as shall be designated in writing by, or in minutes of the actions of, the Committee.

                  l. SEVERANCE PAY. The term "Severance Pay" shall mean the amount payable as set forth in Section 5.a. of the Plan.

                  m. SUBSIDIARY. The term "Subsidiary" shall mean an entity in which the Corporation directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock.

                  n. VOTING STOCK. The term "Voting Stock" shall mean securities entitled to vote generally in the election of directors.

                  4. ELIGIBILITY UNDER THE PLAN.

                  a. Subject to the limitations described below, the Plan applies to Key Employees who are employed on the date that a Change in Control occurs. The Corporation reserves the right, at any time prior to the occurrence of a Change in Control, to amend, modify, change or terminate the Plan with or without notice or any liability to Key Employees. The Plan shall not be amended, modified, changed or terminated after the occurrence of a Change in Control without the written consent of each Key Employee.

                  b. A Key Employee will be eligible for Severance Compensation and other benefits under the Plan if, within two (2) years after the occurrence of a Change in Control:

                       (i) The Key Employee's employment with the
                  Company is terminated by the Company other than for Cause.

                      (ii) The Key Employee voluntarily terminates his
                  employment with the Company following the occurrence of any of the following events:

                                    (A) The failure to elect, reelect or
                           otherwise maintain the Key Employee in the office or position in the Company which the Key Employee held immediately prior to the Change in Control;

                                    (B) A reduction in the Key Employee's Base
                           Salary in effect immediately prior to the Change in Control, or a reduction in the Key Employee's opportunity for Incentive Pay or a reduction or




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                           termination of any benefits described in
                           Section 5.b. to which the Key Employee was entitled immediately prior to the Change in Control;

                                    (C) The liquidation, dissolution, merger,
                           consolidation or reorganization of the Corporation or the transfer of all or a significant portion of its business and/or assets, unless the successor or successors (by liquidation, merger, consolidation, reorganization or otherwise) to which all or a significant portion of its business and/or assets have been transferred (directly or by operation of law) shall have assumed all duties and obligations of the Company under the Plan pursuant to Section 15; or

                                    (D) The Company relocates its principal
                           executive offices, requires the Key Employee to change his principal location of work to any location which is in excess of 25 miles from the location thereof immediately prior to the Change in Control, or requires the Key Employee to travel away from his office in the course of discharging his responsibilities or duties hereunder significantly more (in terms of either consecutive days or aggregate days in any calendar year) than was required of him prior to the Change in Control, without, in any case, his prior written consent.

                  5. SEVERANCE COMPENSATION.

                  a. SEVERANCE PAY. Each Key Employee who is terminated in accordance with Section 4.b. shall, within five (5) business days after such termination, receive Severance Pay from the Company in a lump sum payment (the "Severance Payment") in an amount equal to one times the Key Employee's Base Salary plus his Average Incentive Pay.

                  b. HEALTH AND LIFE BENEFITS. Each Key Employee who is terminated in accordance with Section 4.b., may continue, for himself and his eligible dependents, health and life insurance benefits for the one year period immediately following his termination of employment. During any period of continued coverage pursuant to this Section, the Key Employee will be required to pay the same cost of coverage, co-pays, deductibles and other similar payments paid by active employees of the Company having elected the same type of coverage. The Key Employee shall cease to be eligible for continued health and life insurance benefits provided by the Company if he (i) waives such coverage, (ii) fails to





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         pay any amount required for such coverage or (iii) becomes eligible for other group health coverage. Following such one year period, the Key Employee shall be eligible to elect to continue, for himself and his eligible dependents, health benefits in accordance with the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                  c. STOCK OPTIONS. Upon the occurrence of any of the events described in the third paragraph of Section 8 of the Corporation's Stock Option Plan, each stock option granted to the Key Employee under such Plan then outstanding but not exercisable shall immediately become and be exercisable in full in accordance with the terms of such Plan and the applicable option agreement between the Corporation and the Key Employee.

                  d. OUTPLACEMENT COUNSELING. Each Key Employee who is terminated in accordance with Section 4.b. shall be reimbursed by the Company for reasonable expenses incurred for outplacement counseling
         (i) which are pre-approved by the Company's Manager of Human Resources,
         (ii) which do not exceed 15% of the Key Employee's Base Salary and
         (iii) which are incurred by the Key Employee within six (6) months following such termination.

                  e. CALCULATION. The calculation of all payments of compensation and other benefits to be provided to each affected Key Employee under the Plan shall be made by the Company.

                  6. QUALIFIED PLAN BENEFITS. Upon the occurrence of a Change in Control a Key Employee's account in the Belden & Blake
Corporation 401(k) Profit Sharing Plan shall become 100% vested and nonforfeitable.

                  7. LIMITATION AND INDEMNIFICATION.

                  a. Notwithstanding anything in the Plan to the contrary, the Company shall not be obligated to pay to any Key Employee any amount of money, or provide the Key Employee with any benefits, which are in excess of the then maximum amount which the Company can deduct for federal income tax purposes.

                  b. Without limiting the generality of paragraph a. of this Section, if any Key Employee is a "disqualified individual", as defined in Section 280G(c) of the Code, the present value of payments under the Plan made to the Key Employee shall not in the aggregate be greater than the excess, if any, of (i) 299% of the Key Employee's "base amount", as determined under Section 280G of the Code, over





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         (ii) the aggregate present value of all payments in the nature of compensation (other than the payments under the Plan) to or for the Key Employee's benefit that are considered "contingent on a change" in ownership or control of the Corporation as determined under Section 280G(b)(2) of the Code. If the application of the preceding sentence should require a reduction in benefits, such reduction shall be implemented first, by reducing any non-cash benefits to the extent necessary, and second, by reducing any cash benefits to the extent necessary. In each case, the reductions shall be made starting with the latest payment or benefit. In no event, however, will any benefit be reduced to the extent such benefit is specifically excluded by
         Section 280G(b) of the Code as a "parachute payment" or as an "excess parachute payment". Any decisions regarding the requirement or implementation of such reductions shall be made by Jones, Day, Reavis & Pogue or such other tax counsel selected by the Corporation's independent accountants and acceptable to the Key Employee.

                  c. Unless otherwise prohibited by applicable law, if, notwithstanding the application of paragraph b. of this Section, an amount paid to the Key Employee under the Plan is subject to the excise tax imposed by Section 4999 of the Code, the Company shall pay to the Key Employee an additional amount in cash (the "Additional Payment") equal to the amount necessary to cause the aggregate remuneration received by the Key Employee under the Plan, including such additional cash payment (net of all federal, state and local income taxes and all taxes payable as the result of the application of Sections 280G and 4999 of the Code to be equal to the aggregate remuneration the Key Employee would have received, excluding such Additional Payment (net of all federal, state and local income taxes), as if Sections 280G and 4999 of the Code had not been enacted into law.

                  8. MITIGATION. A Key Employee shall not be required to mitigate the amount of any payment or benefit provided for in the Plan by seeking other employment or otherwise.

                  9. TIMING OF SEVERANCE PAY, ETC. Severance Pay and the Additional Payment are not included as earnings for the purpose of calculating contributions or benefits under any employee benefit plan of the Company. Severance Pay and the Additional Payment shall not be made from any benefit plan funds, and shall constitute an unfunded unsecured obligation of the Company. Severance Pay shall be paid in a lump sum on the date of termination or promptly thereafter. The Additional Payment shall be paid in a lump sum as soon as practicable after the amount of such Payment has been calculated. Severance Pay and the Additional Payment shall be net of any income, excise or





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                                                                               9

employment taxes which are required to be withheld from such payment.

                  10. CONFIDENTIALITY; CONFIDENTIAL INFORMATION. Payment of Severance Pay and benefits set forth in Section 5 to a Key Employee is conditioned upon the Key Employee agreeing in writing with the Company that:

                  a. The Key Employee acknowledges and agrees that in the performance of his duties as an employee of the Company, he was brought into frequent contact with, had access to, and became informed of confidential and proprietary information of the Company and/or information which is a trade secret of the Company (collectively, "Confidential Information"), as more fully described in Subsection b. of this Section. The Key Employee acknowledges and agrees that the Confidential Information of the Company gained by the Key Employee during his association with the Company was developed by and/or for the Company through substantial expenditure of time, effort and money and constitutes valuable and unique property of the Company.

                  b. The Key Employee will keep in strict confidence, and will not, directly or indirectly, at any time, disclose, furnish, disseminate, make available, use or suffer to be used in any manner any Confidential Information of the Company without limitation as to when or how the Key Employee may have acquired such Confidential Information. The Key Employee specifically acknowledges that Confidential Information includes any and all information, whether reduced to writing (or in a form from which information can be obtained, translated, or derived into reasonably usable form), or maintained in the mind or memory of the Key Employee and whether compiled or created by the Company, which derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from the disclosure or use of such information, that reasonable efforts have been put forth by the Company to maintain the secrecy of Confidential Information, that such Confidential Information is and will remain the sole property of the Company, and that any retention or use by the Key Employee of Confidential Information after the termination of the Executive's employment with and services for the Company shall constitute a misappropriation of the Company's Confidential Information.

                  c. The Key Employee further agrees that he shall return, within ten (10) days of the effective date of his termination as an employee of the Company, in good condition, all property of the Company then in his possession, including, without limitation, (i) property,





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         documents and/or all other materials (including copies, reproductions, summaries and/or analyses) which constitute, refer or relate to Confidential Information of the Company, (ii) keys to Company property,
         (iii) files and (iv) blueprints or other drawings.

                  d. The Key Employee further acknowledges and agrees that his obligation of confidentiality shall survive until and unless such Confidential Information of the Company shall have become, through no fault of the Key Employee, generally known to the public or the Key Employee is required by law (after providing the Company with notice and opportunity to contest such requirement) to make disclosure. The Key Employee's obligations under this Subsection are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which the Key Employee may have to the Company under general legal or equitable principles or statutes.

                  11. RELEASE. Payment of the Severance Pay and benefits set forth in Section 5 to a Key Employee is conditioned upon the Key Employee executing and delivering a release satisfactory to the Corporation releasing the Company from any and all claims, demands, damages, actions and/or causes of action whatsoever, which he may have had on account of the termination of his employment, including, but not limited to claims of discrimination, including on the basis of sex, race, age, national origin, religion, or handicapped status (with all applicable periods during which the Key Employee may revoke the release or any provision thereof having expired), and any and all claims, demands and causes of action for retirement (other than under the Belden & Blake Corporation Employees 401(k) Profit Sharing Plan or under any "welfare benefit plan" of the Company (as the term "welfare benefit plan" is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended)), severance or other termination pay, and because, pursuant to Section 5.a., the Key Employee is entitled to lump sum payments of Incentive Pay under the incentive compensation plans and arrangements of the Company described in
Section 3.d. Such release shall not, however, apply to the ongoing obligations of the Company arising under the Plan, or rights of indemnification the Key Employee may have under the Company's policies or by contract or by statute.

                  12. LEGAL FEES AND EXPENSES.

                  a. It is the intent of the Company that the Key Employee not be required to incur legal fees and the related expenses associated with the interpretation, enforcement or defense of his rights under the Plan by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be





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         extended to the Key Employee hereunder. Accordingly, if it should appear to the Key Employee that the Company has failed to comply with any of its obligations under the Plan or in the event that the Company or any other person takes or threatens to take any action to declare the Plan void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Key Employee the benefits provided or intended to be provided to the Key Employee hereunder, the Company irrevocably authorizes the Key Employee from time to time to retain counsel of his choice, at the expense of the Company as hereafter provided, to advise and represent the Key Employee in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Key Employee's entering into an attorney-client relationship with such counsel, and in that connection the Company and the Key Employee agree that a confidential relationship shall exist between the Key Employee and such counsel. Without respect to whether the Key Employee prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys' and related fees and expenses incurred by the Key Employee in connection with any of the foregoing.

                  b. Without limiting the obligations of the Company pursuant to Subsection a. of this Section, in the event a Change in Control occurs, the performance of the Company's obligations under this Section shall be secured by amounts deposited or to be deposited in trust pursuant to certain trust agreements to which the Corporation shall be a party, which amounts deposited shall in the aggregate be not less than $250,000, providing that the fees and expenses of counsel selected from time to time by the Key Employee pursuant to Subsection a. of this Section shall be paid, or reimbursed to the Key Employee if paid by the Key Employee, either in accordance with the terms of such trust agreements, or, if not so provided, on a regular, periodic basis upon presentation by the Key Employee to the trustee of a statement or statements prepared by such counsel in accordance with its customary practices. Any failure by the Company to satisfy any of its obligations under this Subsection shall not limit the rights of the Key Employee hereunder. Subject to the foregoing, the Key Employee shall have the status of a general unsecured creditor of the





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         Company and shall have no right to, or security interest in, any assets of the Company or any Subsidiary.

                  13. EMPLOYMENT RIGHTS. Nothing expressed or implied in the Plan shall create any right or duty on the part of the Company or the Key Employee to have the Key Employee remain in the employment of the Company at any time prior to a Change in Control. Any termination of employment of the Key Employee or the removal of the Key Employee from the office or position in the Company prior to a Change in Control but following the commencement of any discussion with any third person that ultimately results in a Change in Control shall be deemed to be a termination or removal of the Key Employee after a Change in Control for purposes of the Plan.

                  14. WITHHOLDING OF TAXES. The Company may withhold from any amounts payable under the Plan all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

                  15. SUCCESSORS AND BINDING EFFECT.

                  a. The Company shall require any successor, (including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise, and such successor shall thereafter be deemed the Company for the purposes of the Plan), to assume and agree to perform the obligations under the Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. The Plan shall be binding upon and inure to the benefit of the Company and any successor to the Company, but shall not otherwise be assignable, transferable or delegable by the Company.

                  b. The rights under the Plan shall inure to the benefit of and be enforceable by the Key Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.

                  c. The rights under the Plan are personal in nature and neither the Company nor any Key Employee shall, without the consent of the other, assign, transfer or delegate the Plan or any rights or obligations hereunder except as expressly provided in this Section. Without limiting the generality of the foregoing, a Key Employee's right to receive payments hereunder shall not be assignable, transferable or delegable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by his or her will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer





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                                                                              13

         contrary to this Section, the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

                  d. The obligation of the Company to make payments and/or provide benefits hereunder shall represent an unsecured obligation of the Company.

                  e. The Corporation and each Key Employee recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Corporation and each Key Employee hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of obligations under the Plan.

                  16. GOVERNING LAW. The validity, interpretation, construction and performance of the Plan shall be governed by the laws of the State of Ohio, without giving effect to the principals of conflict of laws of such State.

                  17. VALIDITY. If any provisions of the Plan or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of the Plan and the application of such provision to any other person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

                  18. CAPTIONS. The captions in the Plan are for convenience of reference only and do not define, limit or describe the scope or intent of the Plan or any part hereof and shall not be considered in any construction hereof.

                  19. CONSTRUCTION. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender and the singular shall be deemed to include the plural, unless the context clearly indicates to the contrary.

                  20. ADMINISTRATION OF THE PLAN.

                  a. IN GENERAL. The Plan shall be administered by the Corporation, which shall be named fiduciary under the Plan. The Corporation shall have the sole and absolute discretion to interpret where necessary all provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities, in the language of the Plan), to determine the rights and status under the Plan of Key Employees or other persons, to resolve questions or disputes arising under the

         Plan and to make any determinations with respect to the benefits payable hereunder and the persons entitled thereto as may be necessary for the purposes of the Plan. Without limiting the generality of the forgoing, the Corporation is hereby granted the authority (i) to determine whether a particular employee is a "Key Employee" under the Plan and (ii) to determine whether a particular Key Employee is eligible for Severance Compensation and other benefits under the Plan.

                  b. DELEGATION OF DUTIES. The Corporation may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of Severance Compensation and Additional Payments, to named administrator or administrators.

                  c. REGULATIONS. The Corporation shall promulgate any rules and regulations it deems necessary in order to carry out the purposes of the Plan or to interpret the terms and conditions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan.

                  d. CLAIMS PROCEDURE. The Corporation shall determine the rights of any employee of the Company to any Severance Compensation or an Additional Payment hereunder. Any employee or former employee of the Company who believes that he is entitled to receive Severance Compensation or an Additional Payment under the Plan, including other than that initially determined by the Corporation, may file a claim in writing with the Manager of Human Resources of the Corporation. The Corporation shall, no later than ninety (90) days after the receipt of a claim, either allow or deny the claim by written notice to the claimant. If a claimant does not receive written notice of the Corporation's decision on his claim within such 90-day period, the claim shall be deemed to have been denied in full.

         A denial of a claim by the Company, wholly or partially, shall be written in a manner calculated to be understood by the claimant and shall include:

                       (i) the specific reason or reasons for the
                  denial;

                      (ii) specific reference to pertinent Plan
                  provisions on which the denial is based;

                     (iii) a description of any additional material or
                  information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                      (iv) an explanation of the claim review procedure.

         A claimant whose claim is denied (or his duly authorized representative) may, within thirty (30) days after receipt of denial of his claim, request a review of such denial by the Corporation by filing with the Secretary of the Corporation a written request for review of his claim. If the claimant does not file a request for review with the Corporation within such 30-day period, the claimant shall be deemed to have acquiesced in the original decision of the Corporation on his claim. If a written request for review is so filed within such 30-day period, the Corporation shall conduct a full and fair review of such claim. During such full review, the claimant shall be given the opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing. The Corporation shall notify the claimant of its decision on review with sixty (60) days after receipt of a request for review. Notice of the decision on review shall be in writing. If the decision on review is not furnished to the claimant within such 60-day period, the claim shall be deemed to have been denied on review.

                  e. REVOCABILITY OF ACTION. Any action taken by the Corporation with respect to the rights or benefits under the Plan of any employee shall be revocable by the Corporation as to payments or distributions not yet made to such person, and acceptance of Severance Compensation or an Additional Payment under the Plan constitutes acceptance of and agreement to the Corporation making any appropriate adjustments in future payments or distributions to such person to offset any excess or underpayment previously made to him.

                  f. EXCEPTION OF RECEIPT. Upon receipt of any Severance Compensation or an Additional Payment hereunder, the Corporation reserves the right to require any Key Employee to execute a receipt evidencing the amount and payment of such Severance Compensation and/or Additional Payment.

                  IN WITNESS WHEREOF, Belden & Blake Corporation has caused the Plan to be executed this 25 day of October, 1996.


ATTEST:                                     BELDEN & BLAKE CORPORATION


/s/ Joseph M. Vitale                        By: /s/ M. L. Mardick
--------------------                           -----------------------------

                                            Title:   President
                                                  --------------------------